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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2001

MERRILL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	333-30732	41-0946258

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Merrill Circle, St. Paul, MN		55108

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (651) 646-4501

Form 8-K for Merrill Corporation

Item 5.  Other Events.

    On January 12, 2001, Merrill Communications LLC, a subsidiary of Merrill Corporation, completed a private placement of 14% Senior Discount Notes Due 2008 (the "Notes") in the aggregate principal amount of $23,464,660.77, with proceeds to the Company of $9,100,000. The Notes contain registration rights requiring Merrill Communications LLC to register the exchange of such Notes upon demand by the holders. The receipt of the proceeds of these Notes on or prior to January 15, 2001 was a requirement of Merrill Communications LLC's amended credit facility. The Notes were sold to certain affiliates of Merrill Corporation. The Notes will not be nor have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.  Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
	10.1	Note Purchase Agreement dated January 12, 2001 among Merrill Communications LLC, the guarantors listed therein, DLJMB Funding II, Inc., DLJ ESC, L.P., DLJ ESC II, L.P. and John W. Castro.
10.2
Registration Rights Agreement dated January 12, 2001 by and among Merrill Communications LLC, the guarantors to the Note Purchase Agreement, DLJMB Funding II, Inc., DLJ First ESC, L.P., DLJ ESC II, L.P. and John W. Castro.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL CORPORATION
By:	/s/ ROBERT NAZARIAN Robert Nazarian
Its:	Executive Vice President and Chief Financial Officer

Dated: January 16, 2001

EXHIBIT INDEX

Exhibit No.	Description	Filing
10.1	Note Purchase Agreement dated January 12, 2001 among Merrill Communications LLC, the guarantors listed therein, DLJMB Funding II, Inc., DLJ ESC, L.P., DLJ ESC II, L.P. and John W. Castro	Filed herewith.
10.2
	Registration Rights Agreement dated January 12, 2001 by and among Merrill Communications LLC, the guarantors to the Note Purchase Agreement, DLJMB Funding II, Inc., DLJ First ESC, L.P., DLJ ESC II, L.P. and John W. Castro	Filed herewith.

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Form 8-K for Merrill Corporation
  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX